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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus
constituting part of this Registration Statement on Form S-3 (No. 333-      ) of
our report dated October 19, 1997, on our audit of the Statement of Revenue and Certain Expenses for the McGarvey Portfolio, of our report dated October 15, 1997, on our audit of the Statement of Revenue and Certain Expenses for Princeton Overlook, of our report dated November 18, 1997, on our audit of the Statement of Revenue and Certain Expenses for The Trooper Building, and of our report dated December 22, 1997, on our audit of the Statement of Revenue and Certain Expenses for 500 West Putnam, appearing in Mack-Cali Realty Corporation's Current Report on Form 8-K dated January 16, 1998.

    We also consent to the incorporation by reference of our report dated April 6, 1998, on our audit of the Statement of Revenue and Certain Expenses for the McGarvey Portfolio, of our report dated March 29, 1998, on our audit of the Statement of Revenue and Certain Expenses for 500 West Putnam, of our report dated March 27, 1998, on our audit of the Statement of Revenue and Certain Expenses for Mountainview, of our report dated March 30, 1998, on our audit of the Statement of Revenue and Certain Expenses for Cielo Center, of our report dated April 8, 1998, on our audit of the Statement of Revenue and Certain Expenses for the Pacifica Portfolio, of our report dated May 29, 1998, on our audit of the Statement of Revenue and Certain Expenses for 500 College Road, of our report dated May 29, 1998, on our audit of the Statement of Revenue and Certain Expenses for the D.C. Portfolio, of our report dated May 30, 1998, on our audit of the Statement of Revenue and Certain Expenses for 400 South Colorado, and of our report dated June 4, 1998, on our audit of the Statement of Revenue and Certain Expenses for 3600 S. Yosemite, appearing in Mack-Cali Realty Corporation's Current Report on Form 8-K dated June 12, 1998.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Schonbraun Safris McCann Bekritsky & Co., LLC
Schonbraun Safris McCann Bekritsky & Co., LLC
Roseland, New Jersey
December 15, 1998